UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 1, 2016

ServisFirst Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36452	26-0734029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

(205) 949-0302
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 1, 2016, ServisFirst Bancshares, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with NexBank SSB (the “Lender”) providing for revolving loans of up to an aggregate principal amount of $25,000,000. Borrowings under the Loan Agreement accrue interest at the three-month LIBOR rate plus 3.25% per annum, adjusted monthly. The maturity date of the Loan Agreement is September 1, 2019, at which time all outstanding amounts under the Loan Agreement will become due and payable. In connection with entering into the Loan Agreement, the Company issued to the Lender a Revolving Promissory Note dated as of September 1, 2016 (the “Promissory Note”).

The Loan Agreement contains covenants, including covenants that may operate to restrict certain types of additional indebtedness, mergers and other fundamental changes, investments, dividend and redemption payments, transactions with affiliates, and restrictive agreements. The Loan Agreement covenants also require the Company and its wholly-owned banking subsidiary, ServisFirst Bank, to maintain certain financial and capital ratios. Certain events may result in a default under the Loan Agreement, including (i) the Company's failure to timely comply with its obligations under the Loan Agreement, (ii) the Company's breach of its representations under the Loan Agreement, or (iii) the Company or its subsidiaries (including ServisFirst Bank) commencing or becoming the subject of a bankruptcy, receivership, or similar proceeding, experiencing a “Material Adverse Change” or a “Change in Control” (as each is defined in the Loan Agreement), or becoming the subject of certain regulatory enforcement actions or agreements.

The obligations of the Company under the Loan Agreement are secured by a pledge of approximately 18.8% of the capital stock of ServisFirst Bank pursuant to a Pledge and Security Agreement dated as of September 1, 2016, between the Company and the Lender (the “Pledge Agreement”). In the event of a default by the Company under the Loan Agreement, the Lender may terminate the commitments made under the Loan Agreement, declare all amounts outstanding to be payable immediately, and exercise or pursue any other remedy permitted under the Loan Agreement or the Pledge Agreement or conferred upon Lender by operation of law.

The foregoing descriptions of the Loan Agreement, the Promissory Note and the Pledge Agreement are summary in nature and are qualified in their entirety by reference to (i) the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, (ii) the Promissory Note, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference, and (iii) the Pledge Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference. In the event of any discrepancy between the preceding summary and the text of the documents attached hereto as exhibits, the text of such documents shall control.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Loan Agreement dated as of September 1, 2016 by and between ServisFirst Bancshares, Inc. and NexBank SSB.

10.2	Revolving Promissory Note dated as of September 1, 2016 issued by ServisFirst Bancshares, Inc. to NexBank SSB.

10.3	Pledge and Security Agreement dated as of September 1, 2016 by and between ServisFirst Bancshares, Inc. and NexBank SSB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

/s/ William M. Foshee
Dated: September 2, 2016	By:	William M. Foshee
	Its:	Executive Vice President, Chief Financial
Officer, Treasurer and Secretary